                                                                     EX-99.2

[MELLON LOGO]                                             News Release



Contact:    MEDIA:               ANALYSTS:
            ------               --------
            Stephen K. Dishart   Donald J. MacLeod     Corporate Affairs
            (412) 234-0850       (412) 234-5601        One Mellon Bank Center
            James J. Dever       David T. Lamar        Pittsburgh, PA 15258-0001
            (412) 236-1752       (412) 234-4633


FOR IMMEDIATE RELEASE


               MELLON REPORTS RECORD FIRST QUARTER 1997 RESULTS,
         INCREASES COMMON STOCK DIVIDEND, ANNOUNCES COMMON STOCK SPLIT


          Earnings Per Share Increases 11 Percent to $1.38 Per Share
                             on a Pre-Split Basis

     Quarterly Common Dividend Increases 10 Percent to 66 cents Per Share on a Pre-Split Basis

                  Announces a Two-for-One Common Stock Split

 Return on Common Equity is 21.2 Percent and Return on Assets is 1.83 Percent



                                                                      First Quarter
Financial Highlights                                            1997       1996     Change
------------------------------------------------------------  ---------  ---------  -------
Earnings per common share*                                    $   1.38   $   1.24       11%
Tangible earnings per common share*                           $   1.54   $   1.37       12%
Return on common equity**                                         21.2%      19.7%     150 bp
Return on tangible common equity**                                36.3%      30.1%     620 bp
Return on assets**                                                1.83%      1.76%       7 bp
Return on tangible assets**                                       2.09%      1.99%      10 bp
Average common shares and
  equivalents outstanding* (000)                               131,602    136,721   (5,119)
------------------------------------------------------------  --------   --------   ------

 * Fully diluted before the two-for-one common stock split.
** Annualized.

   PITTSBURGH, April 15, 1997--Mellon Bank Corporation (NYSE: MEL) today reported record first quarter 1997 fully diluted earnings per common share of $1.38, on a pre-stock split basis, an increase of 11 percent compared with $1.24 per common share in the first quarter of 1996. The Corporation also announced a 10 percent increase in the quarterly cash dividend and a two-for-one split of the Corporation's common stock.

     The Corporation increased its common dividend by 10 percent to 66 cents per share on a pre-stock split basis. The Corporation also declared a quarterly dividend on its Series K preferred stock (NYSE: MEL Pr K) at the rate of $2.05 per share per annum. Dividends on the Corporation's common stock and Series K preferred stock are payable on May 15, 1997, to shareholders of record at the close of business on April 30, 1997.



                                     -more-

Mellon Reports Earnings
April 15, 1997
Page 2


     The two-for-one common stock split is subject to approval of the proposal to increase the authorized number of common shares, which will be voted upon at today's annual meeting of shareholders. The split is being structured as a stock dividend of one additional share of common stock being paid on each currently outstanding share of common stock. The additional shares resulting from the split will be distributed on June 2, 1997, to shareholders of record at the close of business on May 1, 1997. On a post-stock split basis, the Corporation's quarterly dividend will be 33 cents per share.

     On a post-stock split basis, the Corporation's first quarter 1997 net income was 69 cents per common share, compared with 62 cents per common share in the first quarter of 1996.

     "Along with our excellent financial performance, we're very pleased to announce that the Corporation has increased the common dividend by 10 percent and authorized a two-for-one common stock split," said Frank V. Cahouet, Mellon chairman, president and chief executive officer. "The stock split will create a more liquid market for individual investors while allowing shareholders to maintain their same percentage of ownership in the Corporation."

     Annualized return on common shareholders' equity and return on assets were
21.2 percent and 1.83 percent, respectively, in the first quarter of 1997, compared with 19.7 percent and 1.76 percent, respectively, in the first quarter of 1996. Annualized return on tangible common shareholders' equity and return on tangible assets were 36.3 percent and 2.09 percent, respectively, in the first quarter of 1997, compared with 30.1 percent and 1.99 percent, respectively, in the first quarter of 1996. Fully diluted tangible earnings per common share in the first quarter of 1997 were $1.54, on a pre-stock split basis, a 12 percent increase compared with $1.37 in the first quarter of 1996.

     Earnings per common share in the first quarter of 1997 reflects the repurchase of 11.6 million common shares, prior to any reissuances, during 1996 and the first quarter of 1997. The Corporation's average level of treasury stock was approximately $345 million higher in the first quarter of 1997, compared with the first quarter of 1996. After giving effect to funding the higher level of treasury stock, valued at a short-term funding rate, the lower share count increased earnings per share 2 percent while ongoing business growth increased earnings per share 9 percent.

     Compared with the first quarter of 1996, Mellon's first quarter 1997 results reflected higher fee revenue and higher net interest revenue, offset in part by higher operating expense. The quarter's net income applicable to common stock also included an additional $3 million charge, or 3 cents per share on a pre-stock split basis, for issue costs recorded as preferred stock dividends in connection with the redemption of the Series J preferred stock.

     Net interest revenue for the first quarter of 1997 was $370 million, up $7 million from $363 million in the prior-year period. This increase resulted from the Mellon-US Leasing and Mellon-First United Leasing acquisitions in 1996 and a higher level of interest-free funds, partially offset by the sale of the AAA credit card portfolio, the home equity and insurance premium finance loan securitizations, lower loan fees and the repurchase of common shares. Fee revenue was $536 million in the first quarter of 1997, up 13 percent compared with the prior-year period, excluding the $28 million gain on the home equity loan securitization recorded in the first quarter of 1996. The increase in fee revenue was attributable to higher trust and investment management fees, higher mortgage servicing fee revenue and higher cash management and deposit transaction charges.
                                     -more-

Mellon Reports Earnings
April 15, 1997
Page 3


     Operating expense before net revenue from acquired property and trust-preferred securities expense for the first quarter of 1997 was $565 million, down $3 million from $568 million in the first quarter of 1996. Operating expense in the first quarter of 1996 included $22 million of staff expense resulting from the retirement enhancement plan and severance expense, and $6 million of expense related to the reconfiguration of the retail delivery system. Excluding these items, operating expense before net revenue from acquired property and trust-preferred securities expense increased $25 million, or 5 percent, in the first quarter of 1997 compared with the prior-year period. The increase resulted primarily from acquisitions and business growth.

     Credit quality expense was $22 million in the first quarter of 1997, compared with $17 million in the first quarter of 1996. This $5 million increase resulted from lower net revenue from acquired property. Net credit losses were $32 million in the first quarter of 1997, up from $28 million in the first quarter of 1996.

     Nonperforming assets totaled $170 million at March 31, 1997, compared with $174 million at Dec. 31, 1996, and $250 million at March 31, 1996. The Corporation's nonperforming assets ratio was .62 percent at March 31, 1997, the lowest ratio in the Corporation's recent history, compared with .63 percent at Dec. 31, 1996, and .93 percent at March 31, 1996.

     With balance sheet assets of approximately $42 billion and assets under management or administration of approximately $1.3 trillion, Mellon Bank Corporation is a major financial services company headquartered in Pittsburgh; its primary subsidiary is Mellon Bank, N.A. Mellon provides a full range of banking, investment and trust products and services to individuals and small, midsize and large businesses and institutions. Its mutual fund business is The Dreyfus Corporation.


     Press releases and other information about Mellon Bank Corporation and its products and services are available at http://www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.


                                   #  #  #

NOTE:  Detailed supplemental information follows.

Mellon Reports Earnings
April 15, 1997
Page 4


Tangible Operating Results
--------------------------

Except for the merger with Dreyfus, which was accounted for under the "pooling of interests" method, the Corporation has been required to account for business combinations under the "purchase" method of accounting. The purchase method results in the recording of goodwill and other identified intangibles that are amortized as noncash charges in future years into operating expense. The pooling of interests method does not result in the recording of goodwill or intangibles. Since goodwill and intangible amortization expense does not result in a cash expense, the economic value to shareholders under either accounting method is essentially the same. Results, excluding the impact of intangibles, are shown in the table below.



                                              Quarter ended
(dollar amounts in millions,                     March 31,
ratios annualized)                             1997       1996    Change
------------------------------------------  ----------  --------  -------
Net income applicable to common stock         $   182   $   169   $   13
After tax impact of amortization of
  intangibles from purchase acquisitions           21        19        2
------------------------------------------    -------   -------   ------
    Tangible net income applicable
      to common stock                         $   203   $   188   $   15
    Tangible earnings per common
      share-fully diluted (pre-split)         $  1.54   $  1.37       12%
------------------------------------------    -------   -------   ------

Average common equity                         $ 3,490   $ 3,459   $   31
Average goodwill and other intangibles          1,223       946      277
------------------------------------------    -------   -------   ------
    Average tangible common equity            $ 2,267   $ 2,513   $ (246)

Return on tangible common equity                 36.3%     30.1%     620 bp
------------------------------------------    -------   -------   ------

Average total assets                          $42,187   $40,848   $1,339
Average tangible assets                       $40,964   $39,902   $1,062

Return on tangible assets                        2.09%     1.99%      10 bp
------------------------------------------    -------   -------   ------

Mellon Reports Earnings
April 15, 1997
Page 5


Net Interest Revenue
--------------------


                                     Quarter ended
                                        March 31,
(in millions)                        1997      1996     Change
----------------------------------------------------------------
Net interest revenue (FTE)         $   373   $   366     $  7
Net interest margin (FTE)             4.37%     4.35%       2bp
Average securities                 $ 6,018   $ 5,339     $679
Average loans                      $27,404   $27,058     $346
Average interest-earning assets    $34,615   $33,825     $790
----------------------------------------------------------------

The increase in net interest revenue and the net interest margin in the first quarter of 1997, compared with the first quarter of 1996, resulted from $1.6 billion of lease financing acquisitions, the use of the proceeds from the $1 billion of trust-preferred securities issued in December 1996, the impact of a higher level of noninterest-bearing deposits and loan growth. The cost of the trust-preferred securities is reported in operating expense. Primarily offsetting these factors was the effect of the November 1996 sale of a $770 million American Automobile Association (AAA) credit card portfolio, lower loan fees, the December 1996 $500 million insurance premium finance securitization, the March 1996 $650 million home equity loan securitization and the funding costs related to the repurchase of common stock. The foregone net interest revenue from the loan securitizations is substantially offset by higher servicing fee revenue and lower net credit losses.

Excluding the effect of loan securitizations, the AAA credit card sale and lease financing acquisitions, the Corporation experienced loan growth of approximately $650 million in the first quarter of 1997 compared with the prior-year period, primarily in wholesale and retail lending.

Mellon Reports Earnings
April 15, 1997
Page 6


Credit Quality Expense and Net Credit Losses
--------------------------------------------

                                                         Quarter ended
                                                            March 31,
(in millions)                                             1997    1996   Change
--------------------------------------------------------------------------------

Provision for credit losses                              $  25   $  25      $ -
Net revenue from acquired property                          (3)     (8)      (5)
--------------------------------------------------------------------------------
   Credit quality expense                                $  22   $  17      $ 5
--------------------------------------------------------------------------------
Net credit losses (recoveries)(a):
 Domestic:
  Credit card                                            $  31   $  16      $15
  Other consumer credit                                      3       5       (2)
  Commercial real estate                                    (2)      3       (5)
  Commercial and financial                                   5       5        -
--------------------------------------------------------------------------------
   Total domestic                                           37      29        8
 International                                              (5)     (1)      (4)
--------------------------------------------------------------------------------
   Total net credit losses                               $  32   $  28      $ 4
--------------------------------------------------------------------------------
Annualized net credit losses
 to average loans                                          .48%    .41%       7bp
--------------------------------------------------------------------------------
(a) Excludes net credit losses on segregated assets.

Credit quality expense increased $5 million in the first quarter of 1997, compared with the first quarter of 1996, as a result of a $5 million decrease in net revenue from acquired property.

The $4 million increase in net credit losses, compared with the first quarter of 1996, resulted from a $15 million increase in credit card net credit losses, partially offset by a reduction in commercial real estate net credit losses and an increase in international loan recoveries. The increase in credit card net credit losses resulted from the return to a more normal level of delinquencies in the CornerStone/sm/ portfolio following the creation of the accelerated resolution portfolio in December 1995, offset in part by a decrease in credit losses resulting from the sale of the AAA credit card portfolio. At March 31, 1997, the CornerStone/sm/ credit card portfolio had total outstandings of $574 million, compared with $631 million at December 31, 1996 and $720 million at March 31, 1996. The net carrying value of the accelerated resolution portfolio at March 31, 1997, was $19 million, compared with $30 million at December 31, 1996, and $65 million at March 31, 1996.

Mellon Reports Earnings
April 15, 1997
Page 7




Noninterest Revenue
-------------------

                                                      Quarter ended
                                                         March 31,
(in millions)                                          1997    1996    Change
------------------------------------------------------------------------------
Fee revenue:
Trust and investment management:
  Mutual fund:
   Management                                         $  87   $  83      $ 4
   Administration/Custody                                30      27        3
  Institutional trust                                    66      59        7
  Institutional asset management                         37      34        3
  Private asset management                               46      38        8
------------------------------------------------------------------------------
   Total trust and investment management fees           266     241       25
Cash management and deposit transaction charges          56      49        7
Mortgage servicing fees                                  51      41       10
Foreign currency and securities trading revenue          25      21        4
Credit card fees                                         24      33       (9)
Information services fees                                13       9        4
Other                                                   101     109       (8)
------------------------------------------------------------------------------
   Total fee revenue                                    536     503       33
Gains on sale of securities                               -       1       (1)
------------------------------------------------------------------------------
   Total noninterest revenue                          $ 536   $ 504      $32
------------------------------------------------------------------------------
Fee revenue as a percentage of total revenue (FTE)       59%     58%       1
Trust and investment management revenue
 as a percentage of total revenue (FTE)                  29%     28%       1
------------------------------------------------------------------------------

Fee revenue increased $61 million, or 13%, in the first quarter of 1997, compared with the prior-year period, excluding the $28 million gain on the home equity loan securitization recorded in the first quarter of 1996. Including the securitization gain, fee revenue increased $33 million, or 7%, compared with the prior-year period.

The $25 million, or 11%, increase in trust and investment management fees in the first quarter of 1997, compared with the prior-year period, primarily resulted from an $8 million, or 21%, increase in private asset management revenue, a $7 million, or 13%, increase in institutional trust fees and a $4 million, or 4%, increase in mutual fund management revenue. The increase in private asset management revenue resulted from new business and an increase in the market value of assets under management. The increase in institutional trust revenue resulted from new business and a $5 million increase in securities lending revenue. The higher revenue from the management of mutual funds resulted from a higher average level of mutual fund assets managed at Dreyfus, which was partially offset by an increase of $2 million in management fee waivers.


Proprietary funds managed at Dreyfus in the first quarter of 1997 averaged $85 billion, compared with $81 billion in the first quarter of 1996. This increase primarily resulted from a $4 billion average increase in equity funds.

The 15% increase in cash management fees and deposit transaction charges primarily resulted from higher volumes of business in customer receivable, payable and treasury management products.

The 25% increase in mortgage servicing fees in the first quarter of 1997, compared with the prior-year period, resulted from a higher level of mortgage servicing rights acquired through acquisitions.

The 16% increase in foreign currency and securities trading revenue was attributable to higher foreign exchange fees earned as a result of higher levels of market volatility and customer activity.

Mellon Reports Earnings
April 15, 1997
Page 8


Credit card revenue decreased 26% in the first quarter of 1997, compared with the first quarter of 1996, as a result of lower fee revenue from the securitized credit card portfolio, due in part to higher credit losses in this portfolio, and the sale of the AAA credit card portfolio in November 1996.

The 50% increase in information services fee revenue compared with the first quarter of 1996 resulted from higher ATM network processing fees and the ChaseMellon Shareholder Services joint venture.

Other fee revenue decreased $8 million in the first quarter of 1997, compared with the prior-year period. This decrease primarily resulted from the $28 million gain on the home equity loan securitization recorded in the first quarter of 1996. Partially offsetting this decrease was an $11 million increase in servicing fee revenue from the securitization of insurance premium finance and home equity loans, a $6 million increase resulting from the disposition of assets and sale of equity securities and a $5 million increase in fees relating to the electronic filing of income tax returns.

Mellon Reports Earnings
April 15, 1997
Page 9



Operating Expense
-----------------

                                                     Quarter ended
                                                        March 31,
(dollar amounts in millions)                         1997     1996    Change
------------------------------------------------------------------------------
Staff expense                                        $ 268    $ 277     $ (9)
Net occupancy expense                                   52       56       (4)
Professional, legal and other purchased services        46       47       (1)
Equipment expense                                       36       35        1
Amortization of mortgage servicing rights
 and purchased credit card relationships                28       28        -
Amortization of goodwill
 and other intangible assets                            27       25        2
Other expense                                          108      100        8
------------------------------------------------------------------------------
   Operating expense before net
    revenue from acquired property and trust-
    preferred securities expense                       565      568       (3)
Trust-preferred securities expense                      20        -       20
Net revenue from acquired property                      (3)      (8)       5
------------------------------------------------------------------------------
   Total operating expense                           $ 582    $ 560     $ 22
------------------------------------------------------------------------------
Average full-time equivalent staff                   25,200  24,600      600
------------------------------------------------------------------------------
Efficiency ratio (a)                                    62%      65%      (3)
Efficiency ratio excluding amortization of
 goodwill and other intangible assets                   59       62       (3)
------------------------------------------------------------------------------

(a) Operating expense before net revenue from acquired property and trust-preferred securities expense, as a percentage of revenue, computed on a taxable equivalent basis, excluding gains on the sale of securities.

Operating expense before net revenue from acquired property and trust-preferred securities expense decreased $3 million in the first quarter of 1997, compared with the prior-year period. Excluding an $18 million charge for the Corporation's retirement enhancement program, $4 million of severance accruals and $6 million of expense relating to the reconfiguration of the retail delivery system recorded in the first quarter of 1996, operating expense before net revenue from acquired property and trust-preferred securities expense increased $25 million, or 5%, compared with the first quarter of 1996.

Mellon Reports Earnings
April 15, 1997
Page 10


Staff expense increased $13 million, excluding the $22 million of expense for the retirement enhancement program and severance accruals recorded in the first quarter of 1996, primarily from higher salaries expense, due in part to the leasing acquisitions, as well as an increase in incentive expense. The decrease in net occupancy expense resulted from the expense related to the reconfiguration of the retail delivery system recorded in the first quarter of 1996. The increase in the amortization of goodwill and other intangibles resulted from the 1996 leasing acquisitions while the increase in other expense resulted from higher expenses in support of revenue growth. The $20 million of trust-preferred securities expense resulted from the issuance of $1 billion of these securities in December 1996. The proceeds from these securities are used to fund interest-earning assets.

Income Taxes
------------

The Corporation's effective tax rate for the first quarter of 1997 was 36.3%, compared with 36.5% for the first quarter of 1996. It is currently anticipated that the effective tax rate will remain at approximately this same level for the remainder of 1997.

Nonperforming Assets(a)
-----------------------

                                          March 31,   Dec. 31,   March 31,
(in millions)                                  1997       1996        1996
----------------------------------------------------------------------------

Domestic nonperforming loans:
  Consumer mortgage                           $  52      $  50       $  53
  Commercial real estate                         14         16          53
  Other domestic                                 29         28          71
----------------------------------------------------------------------------
     Total nonperforming loans                   95         94         177
Acquired property:
  Real estate acquired                           80         86          86
  Reserve for real estate acquired               (9)       (10)        (13)
----------------------------------------------------------------------------
     Net real estate acquired                    71         76          73
  Other assets acquired                           4          4           -
----------------------------------------------------------------------------
     Total acquired property                     75         80          73
----------------------------------------------------------------------------
     Total nonperforming assets               $ 170      $ 174       $ 250
----------------------------------------------------------------------------
Nonperforming loans as a percentage of
 total loans                                    .35%       .35%        .66%
Nonperforming assets as a
 percentage of total loans and net
 acquired property                              .62%       .63%        .93%
----------------------------------------------------------------------------

(a) Excludes segregated assets.

Mellon Reports Earnings
April 15, 1997
Page 11


Nonperforming assets decreased $4 million from December 31, 1996, as a result of a decrease in acquired property.

The $80 million decrease in nonperforming assets from March 31, 1996, primarily resulted from the repayment of commercial real estate loans and the resolution of commercial loans made to an engineering/construction company, as well as other repayments, credit losses and returns to accrual status.


Reserve for Credit Losses
-------------------------

                                           March 31,  Dec. 31,    March 31,
(in millions)                                   1997      1996         1996
------------------------------------------------------------------------------
Reserve for credit losses (a)                  $ 518      $ 525       $ 468
Reserve as a percentage of total loans          1.88%      1.92%       1.74%
------------------------------------------------------------------------------
(a) Excludes reserve for segregated assets.


The $50 million increase in the reserve for credit losses from March 31, 1996, reflects the additional fourth quarter 1996 credit loss provision related to the credit card portfolio and $23 million of reserves acquired in the lease financing acquisitions.

Mellon Reports Earnings
April 15, 1997
Page 12



Selected Capital Data
---------------------


(in millions, except                     March 31,   Dec. 31,   March 31,
per share amounts)                            1997       1996        1996
---------------------------------------------------------------------------
Common shareholders' equity               $  3,503   $  3,456    $  3,384
Common shareholders' equity
 to assets ratio                              8.33%      8.11%       8.14%

Tangible common shareholders'
 equity                                   $  2,289   $  2,218    $  2,450
Tangible common shareholders'
 equity to assets ratio (a)                   5.60%      5.36%       6.03%

Total shareholders' equity                $  3,696   $  3,746    $  3,819
Total shareholders' equity
 to assets ratio                              8.79%      8.79%       9.19%

Tier I capital ratio                     8.70 (b)        8.38        7.69
Total (Tier I and Tier II)
 capital ratio                           13.70 (b)      13.58       12.20
Leverage capital ratio                   8.70 (b)        8.31        7.52

Book value per common share:
  Pre-stock split                         $  27.19   $  26.86    $  25.55
  Post-stock split (c)                       13.60      13.43       12.78
Tangible book value per common share:
  Pre-stock split                            17.76      17.24       18.50
  Post-stock split (c)                        8.88       8.62        9.25
Closing common stock price:
  Pre-stock split                            72.75      71.00       55.25
  Post-stock split (c)                      36.375      35.50      27.625
Market capitalization                        9,372      9,134       7,317
Common shares outstanding (000):
  Pre-stock split                          128,831    128,647     132,443
  Post-stock split (c)                     257,662    257,294     264,886
---------------------------------------------------------------------------

(a) Common shareholders' equity less goodwill and other intangibles divided by total assets less goodwill and other intangibles.

(b) Estimated.

(c) Restated to reflect a two-for-one common stock split payable June 2, 1997.

The increase in common shareholders' equity at March 31, 1997, compared with March 31, 1996, resulted from earnings retention partially offset by net common stock repurchases. The decrease in total shareholders' equity from March 31, 1996, resulted from the December 1996 redemption of the $150 million Series I preferred stock and the February 1997 redemption of the $100 million Series J preferred stock. The quarter's net income applicable to common stock included an additional $3 million charge, or $.03 per share on a pre-stock split basis, for issue costs recorded as preferred stock dividends in connection with the redemption of the Series J preferred stock.

Mellon Reports Earnings
April 15, 1997
Page 13


The increase in the Corporation's regulatory capital ratios, compared with March 31, 1996, reflects the issuance of $1 billion of trust-preferred securities in December 1996 following the decision by the Federal Reserve that accorded these securities Tier I capital status. The ability to apply Tier I capital treatment, as well as to deduct the expense for income tax purposes, provided the Corporation with a cost-effective way to raise capital for regulatory purposes. The trust-preferred securities are not included as a component of total shareholders' equity on the Corporation's balance sheet.

During the first quarter of 1997, the Corporation repurchased approximately .8 million shares of common stock. Since the beginning of 1996, the Corporation has repurchased 11.6 million common shares. At March 31, 1997, approximately
1.5 million shares remain available for repurchase under a 5 million share repurchase program authorized by the board of directors in May 1996. In addition, the Corporation has authorized the repurchase of a number of common shares, up to the number that will be issued in connection with the acquisitions of Buck Consultants, Inc. and 1/st/ Business Bank.
                                ---

                                      SUMMARY DATA
                                      Mellon Bank Corporation

(dollar amounts in millions,                          Quarter ended
 except per share amounts;           March 31,   Dec. 31,  Sept. 30,   June 30,  March 31,
 common shares in thousands)              1997       1996       1996       1996       1996
                                    ---------   --------  ---------   --------    --------
Selected key data
-----------------
  Net income per common share -
   fully diluted:
    Pre-stock split                    $  1.38    $  1.34    $  1.31    $  1.26      $1.24
    Post-stock split (a)               $   .69    $   .67    $   .66    $   .63      $ .62
  Tangible net income per common
   share - fully diluted (b):
    Pre-stock split                    $  1.54    $  1.49    $  1.45    $  1.40      $1.37
    Post-stock split (a)               $   .77    $   .75    $   .72    $   .70      $ .69
  Net income applicable to
   common stock                        $   182    $   179    $   172    $   169      $169
  Tangible net income applicable
   to common stock (b)                 $   203    $   200    $   190    $   187      $188

  Return on common shareholders'
   equity (c)                             21.2%      20.9%      20.6%      20.4%     19.7%
  Return on tangible common
   shareholders' equity (b)(c)            36.3%      36.6%      31.2%      31.3%     30.1%
  Return on assets (c)                    1.83%      1.80%      1.71%      1.70%     1.76%
  Return on tangible assets (b)(c)        2.09%      2.06%      1.92%      1.92%     1.99%
  Common equity to assets                 8.33%      8.11%      7.78%      7.79%     8.14%
  Tangible common equity to assets        5.60%      5.36%      5.22%      5.79%     6.03%

Average balances for the period
----------------------------------
  Money market investments              $ 1,032   $ 1,272    $ 1,573   $  1,387   $ 1,290
  Trading account securities                161        96        169        181       138
  Securities                              6,018     6,198      6,538      6,658     5,339
  Loans                                  27,404    27,900     27,170     26,798    27,058
  Total interest-earning assets          34,615    35,466     35,450     35,024    33,825
  Total assets                           42,187    42,636     42,461     42,096    40,848
  Total tangible assets                  40,964    41,395     41,563     41,173    39,902
  Deposits                               30,280    31,569     31,542     30,949    29,274
  Total interest-bearing
    liabilities                          27,485    29,210     28,806     28,342    27,986
  Common shareholders' equity             3,490     3,410      3,327      3,327     3,459
  Tangible common shareholders'
    equity                                2,267     2,169      2,429      2,404     2,513
  Total shareholders' equity              3,735     3,820      3,762      3,762     3,894


Computation of net income per
  common share
----------------------------------                                        Quarter ended
                                                                             March 31,
                                                                         -----------------
                                                                          1997      1996
                                                                         -------   -------
Net income applicable to common stock                                    $   182   $    169
                                                                         =======   ========
Total stock and stock equivalents-pre-stock split
  Primary                                                                131,520    136,506
                                                                         =======   ========
  Fully diluted                                                          131,602    136,721
                                                                         =======   ========
Net income per common share-primary:
  Pre-stock split                                                        $  1.38   $   1.24
                                                                         =======   ========
  Post-stock split (a)                                                   $   .69   $    .62
                                                                         =======   ========

Net income per common share-fully diluted:
  Pre-stock split                                                        $  1.38   $   1.24
                                                                         =======   ========
  Post-stock split (a)                                                   $   .69   $    .62
                                                                         =======   ========
-----------------------

(a) Per common share amounts have been restated to reflect a two-for-one common stock split payable June 2, 1997.
(b) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.
(c) Annualized.  All amounts are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation

                                                                       Quarter ended
(in millions, except per                                                 March 31,
 share amounts)                                                    ----------------------
                                                                     1997        1996
                                                                   ----------  ----------
Interest revenue
----------------
Interest and fees on loans (loan fees of $17 and $24)                  $ 553       $ 566
Interest-bearing deposits with banks                                       7           9
Federal funds sold and securities under resale agreements                  5           6
Other money market investments                                             1           2
Trading account securities                                                 2           2
Securities                                                                99          88
                                                                       -----       -----
     Total interest revenue                                              667         673

Interest expense
----------------
Interest on deposits                                                     215         218
Federal funds purchased and securities
 under repurchase agreements                                              18          27
Other short-term borrowings                                               20          37
Notes and debentures                                                      44          28
                                                                       -----       -----
     Total interest expense                                              297         310
                                                                       -----       -----
     Net interest revenue                                                370         363
Provision for credit losses                                               25          25
                                                                       -----       -----
     Net interest revenue after provision for credit losses              345         338

Noninterest revenue
-------------------
Trust and investment management fees                                     266         241
Cash management and deposit transaction charges                           56          49
Mortgage servicing fees                                                   51          41
Foreign currency and securities trading revenue                           25          21
Credit card fees                                                          24          33
Information services fees                                                 13           9
Other                                                                    101         109
                                                                       -----       -----
     Total fee revenue                                                   536         503
Gain on sale of securities                                                 -           1
                                                                       -----       -----
     Total noninterest revenue                                           536         504

Operating expense
-----------------
Staff expense                                                            268         277
Net occupancy expense                                                     52          56
Professional, legal and other purchased services                          46          47
Equipment expense                                                         36          35
Amortization of mortgage servicing assets and
 purchased credit card relationships                                      28          28
Amortization of goodwill and other intangible assets                      27          25
Other expense                                                            108         100
Trust-preferred securities expense                                        20           -
Net revenue from acquired property                                        (3)         (8)
                                                                       -----       -----
     Total operating expense                                             582         560
                                                                       -----       -----
     Income before income taxes                                          299         282
Provision for income taxes                                               108         103
                                                                       -----       -----
     Net income                                                          191         179
Dividends on preferred stock                                               9          10
                                                                       -----       -----
     Net income applicable to common stock                             $ 182       $ 169
                                                                       =====       =====

Net income per common share - primary:
  Pre-stock split                                                      $1.38       $1.24
                                                                       =====       =====
  Post-stock split (a)                                                  $.69        $.62
                                                                       =====       =====
Net income per common share - fully diluted:
  Pre-stock split                                                      $1.38       $1.24
                                                                       =====       =====
  Post-stock split (a)                                                  $.69        $.62
                                                                       =====       =====
-----------------------

(a) Per common share amounts have been restated to reflect a two-for-one common stock split payable June 2, 1997.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation



(dollar amounts in millions)                    March 31,   Dec. 31,   March 31,
                                                   1997       1996        1996
                                                ----------  ---------  ----------
Assets
------
 Cash and due from banks                          $ 2,915    $ 2,846     $ 2,749
 Money market investments                             859        992       1,535
 Trading account securities                           110         84         168
 Securities available for sale                      3,376      4,111       3,164
 Investment securities(approximate fair
  value of $2,274, $2,365 and $2,608)               2,306      2,375       2,628
 Loans, net of unearned discount of
   $50, $57 and $57                                27,525     27,393      26,857
 Reserve for credit losses                           (518)      (525)       (468)
                                                  -------    -------     -------
      Net loans                                    27,007     26,868      26,389
 Premises and equipment                               572        569         555
 Acquired property, net of reserves of
  $9, $10 and $13                                      75         80          73
 Goodwill and other intangibles                     1,214      1,238         934
 Mortgage servicing assets and purchased
  credit card relationships                           849        774         701
 Other assets                                       2,785      2,659       2,686
                                                  -------    -------     -------
      Total assets                                $42,068    $42,596     $41,582
                                                  =======    =======     =======

Liabilities
-----------
 Deposits in domestic offices                     $27,258    $28,657     $26,572
 Deposits in foreign offices                        2,678      2,717       3,326
 Short-term borrowings                              3,130      2,247       4,163
 Other liabilities                                  1,804      1,721       1,730
 Notes and debentures (with original
  maturities over one year)                         2,512      2,518       1,972
                                                  -------    -------     -------
      Total liabilities                            37,382     37,860      37,763

Trust-preferred securities
--------------------------
 Guaranteed preferred beneficial interests
  in Corporation's junior subordinated
  deferrable interest debentures                      990        990           -

Shareholders' equity (a)
------------------------
 Preferred stock                                      193        290         435
 Common shareholders' equity:
   Common stock - $.50 par value
    Authorized - 200,000,000 shares
    Issued - 147,165,480 shares                        74         74          74
   Additional paid-in capital                       1,875      1,866       1,854
   Retained earnings                                2,569      2,480       2,207
   Net unrealized loss on assets
    available for sale, net of tax                    (38)        (1)        (23)
   Treasury stock of 18,334,060; 18,518,290;
    and 14,722,287 shares at cost                    (977)      (963)       (728)
                                                  -------    -------     -------
      Total common shareholders' equity             3,503      3,456       3,384
                                                  -------    -------     -------
      Total shareholders' equity                    3,696      3,746       3,819
                                                  -------    -------     -------
      Total liabilities, trust-preferred
       securities and shareholders' equity        $42,068    $42,596     $41,582
                                                  =======    =======     =======

 (a) Shareholders' equity at March 31, 1997, does not reflect the two-for-one stock split payable June 2, 1997.


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